UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2010
SANUWAVE HEALTH, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52985	20-1176000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11680 Great Oaks Way, Suite 350, Alpharetta, Georgia	30022

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 581-6843
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 4, 2010, SANUWAVE Health, Inc., a Nevada corporation (the “Company”), issued a convertible promissory note, in the principal amount of $100,000, to Durk V. Irwin and issued a convertible promissory note, in the principal amount of $100,000, to Todd. R. Pedersen (the “Notes”). The Notes accrue interest at 5% per annum. The Notes, together with all accrued and unpaid interest, are due and payable 90 days after the issuance of the Notes (the “Maturity Date”). If the Notes are not paid or converted prior to the Maturity Date, the Company shall issue to the holder a warrant to purchase shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $4.00 per share. The number of shares issuable upon the exercise of the warrant shall be determined by dividing the sum of the principal and interest payable under the Notes by 20.
Upon the consummation of a qualified financing on or prior to the prepayment of the Notes or the Maturity Date, the Company shall cause the conversion of the unpaid principal and interest on the Notes into (A) shares of Common Stock (the number of shares to be determined by dividing the unpaid principal and interest on the Notes by the conversion price), (B) a warrant to purchase the same number of shares of Common Stock that the holder would have received if the holder had invested an amount equal to the unpaid principal and interest on the Notes in the qualified financing, and (C) any other securities to be issued pursuant to the qualified financing in the same amounts and under the same terms that the holder would have received if the holder had invested an amount equal to the unpaid principal and interest on the Notes in the qualified financing. Pursuant to the terms of the Notes, a qualified financing means the consummation, on or prior to the prepayment of the Notes or the Maturity Date, of a private placement of not less than $3,000,000, in the aggregate, of Common Stock. The conversion price of any securities issued to the holder shall be equal to the per share purchase price of the Common Stock issued in the qualified financing.
In the event that the Notes are not paid in full within three business days of the Maturity Date, then, from and after the Maturity Date and until payment in full, interest will accrue on the outstanding principal balance of the Notes at the rate of 10% per annum. Pursuant to the terms of the Notes, the Company agreed to pay all costs and expenses of collection on the Notes, including 15% of the amount of principal and interest involved as attorneys’ fees in connection with such collection. The Notes are unsecured.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
See disclosure under Item 1.01 above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Convertible Promissory Note, dated June 4, 2010, issued by SANUWAVE Health, Inc. to Durk V. Irwin
10.2	Convertible Promissory Note, dated June 4, 2010, issued by SANUWAVE Health, Inc. to Todd R. Pedersen

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANUWAVE HEALTH, INC.
By:	/s/ Christopher M. Cashman
	Name:	Christopher M. Cashman
	Title:	President and Chief Executive Officer
Dated: June 9, 2010

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